EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements for Bryn Mawr Bank Corporation (“BMBC” or the “Corporation”) and Continental Bank Holdings, Inc. (“CBHI”) give effect to the merger of CBHI with and into BMBC (the “merger”). The unaudited pro forma combined consolidated balance sheet as of December 31, 2014 gives effect to the merger as if it occurred on December 31, 2014. The unaudited pro forma combined consolidated statement of income for the twelve months ending December 31, 2014 gives effect to the merger as if it had occurred on January 1, 2014. The actual completion date of the merger was January 1, 2015.

Pursuant to the Agreement and Plan of Merger, by and between CBHI and the Corporation, dated as of May 5, 2014 (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 23, 2014), shares of CBHI common stock outstanding immediately prior to the merger were converted into stock merger consideration at an exchange rate of 0.45 shares of BMBC common stock for each share of CBHI common stock. The unaudited pro forma combined consolidated balance sheet assumes that the merger occurred on December 31, 2014. Based on 8,618,629 shares of CBHI common stock outstanding as of December 31, 2014, the aggregate merger consideration comprised of BMBC common stock consists of 3,878,383 shares of BMBC common stock. BMBC also assumed 402,790 options to purchase CBHI common stock, which converted into 181,256 options to purchase BMBC common stock. The fair value of the options is $2.343 million. In addition, $1.323 million was paid to CBHI Series B warrant holders to cash-out 450,000 warrants.

The Corporation expects that it will incur merger and integration charges as a result of the merger. The unaudited pro forma combined consolidated financial statements, while helpful in illustrating the financial characteristics of the combined entity, do not reflect these anticipated merger and integration expenses; nor do they reflect any possible financial benefits through anticipated cost savings, and, hence, do not attempt to predict or suggest future results. Furthermore, the unaudited pro forma combined consolidated financial statements do not necessarily reflect what the historical results of the combined entity would have been, had the companies been combined during the period presented.

In addition, the unaudited pro forma combined consolidated financial statements reflect estimates of the fair values of assets acquired and liabilities assumed in the merger. These estimates are preliminary and, as such, their final values may vary from their initial estimates.

THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT BMBC WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS.

The unaudited pro forma combined consolidated financial statements and related notes contain statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding BMBC that may include future plans, objectives, performance, revenues, growth, profits, operating expenses of BMBC’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect”, “anticipate”, “intend”, “estimate”, “target”, “potentially”,

“probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project’’ and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading the unaudited pro forma combined consolidated financial statements and related notes are cautioned that such statements are only predictions, and that BMBC’s actual future results or performance may be materially different. All forward-looking information and statements made herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. BMBC does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties that could cause future events to vary materially from the results anticipated, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify our quarterly or other reports filed with the SEC.

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED BALANCE SHEET

December 31, 2014
(dollars in thousands, except per share data)	Bryn Mawr Bank Corporation	Continental Bank Holdings Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$16,717	$7,194	$23,911	$(1,325	)(b)(c)	$22,586
Interest bearing deposits with banks	202,552	10,791	213,343	—		213,343

Cash and cash equivalents	219,269	17,985	237,254	(1,325)		235,929
Investment securities available for sale	229,577	164,414	393,991	17,424	(d)	411,415
Investment securities held to maturity	—	17,461	17,461	(17,461	)(d)	—
Investment securities, trading	3,896	—	3,896			3,896
Loans held for sale	3,882	507	4,389			4,389
Portfolio loans and leases	1,652,257	440,586	2,092,843	(13,761	)(e)	2,079,082
Less: Allowance for loan and lease losses	(14,586)	(5,563)	(20,149)	5,563	(f)	(14,586)

Net portfolio loans and leases	1,637,671	435,023	2,072,694	(8,198)		2,064,496
Premises and equipment, net	33,748	8,846	42,594	2,031	(g)	44,625
Accrued interest receivable	5,560	2,094	7,654	—		7,654
Deferred income taxes	7,209	2,669	9,878	3,081	(h)	12,959
Mortgage servicing rights	4,765	—	4,765	—		4,765
Non-mortgage servicing rights	—	569	569	246	(i)	815
Bank owned life insurance	20,535	12,054	32,589	—		32,589
Federal Home Loan Bank stock	11,523	4,981	16,504	—		16,504
Goodwill	35,781	—	35,781	61,555	(a)	97,336
Intangible assets	22,521	—	22,521	4,191	(j)	26,712
Other investments	5,226	50	5,276	—		5,276
Other assets	5,343	10,336	15,679	(234	)(k)	15,445

Total assets	$2,246,506	$676,989	$2,923,495	$61,310		$2,984,805

Liabilities
Deposits:
Non-interest-bearing	$446,903	$93,852	$540,755	$—		$540,755
Interest-bearing	1,241,125	386,721	1,627,846	1,101	(l)	1,628,947

Total deposits	1,688,028	480,573	2,168,601	1,101		2,169,702

Short-term borrowings	23,824	108,460	132,284	149	(m)	132,433
FHLB advances and other borrowings	260,146	19,540	279,686	186	(n)	279,872
Accrued interest payable	1,040	295	1,335	—		1,335
Other liabilities	27,994	2,849	30,843	1,412	(o)(p)	32,255

Total liabilities	2,001,032	611,717	2,612,749	2,848		2,615,597

Shareholders’ equity
Common stock	16,742	862	17,604	3,016	(q)(r)	20,620
Paid-in capital in excess of par value	100,486	68,214	168,700	51,642	(s)(t)(u)	220,342
Common stock held in treasury	(31,642)	—	(31,642)	—		(31,642)
Accumulated other comprehensive loss, net of tax benefit	(11,704)	(1,364)	(13,068)	1,364	(v)	(11,704)
Retained earnings (deficit)	171,592	(2,440)	169,152	2,440	(w)	171,592

Total shareholders’ equity	245,474	65,272	310,746	58,462		369,208

Total liabilities and shareholders’ equity	$2,246,506	$676,989	$2,923,495	$61,310		$2,984,805

Common shares outstanding	13,769,336	8,618,629		3,878,304		17,647,640
Book value per common share	$17.83	$7.57				$20.92
Tangible book value per common share	$13.59	$7.57				$13.89

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED STATEMENT OF INCOME

For the Twelve Months Ending December 31, 2014
(dollars in thousands, except per share data)	Bryn Mawr Bank Corporation	Continental Bank Holdings Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
Interest income:
Interest and fees on loans and leases	$78,541	$18,099	$96,640	$923	(x)	$97,563
Interest on cash and cash equivalents	193	42	235	—		235
Interest on investment securities:				—
Taxable	3,596	4,499	8,095	60	(y)	8,155
Non-taxable	399	571	970	160	(y)	1,130
Dividends	177	247	424	—		424

Total interest income	82,906	23,458	106,364	1,143		107,507

Interest expense on:
Deposits	2,898	2,188	5,086	(761	)(z)	4,325
Short-term borrowings	17	156	173	(138	)(aa)	35
FHLB advances and other borrowings	3,163	586	3,749	(55	)(ab)	3,694

Total interest expense	6,078	2,930	9,008	(954)		8,054

Net interest income	76,828	20,528	97,356	2,097		99,453
Provision for loan and lease losses	884	1,157	2,041	—		2,041

Net interest income after provision for loan and lease losses	75,944	19,371	95,315	2,097		97,412
Non-interest income:
Fees for wealth management services	36,774	—	36,774	—		36,774
Service charges on deposits	2,578	754	3,332	—		3,332
Loan servicing and other fees	1,755	544	2,299	—		2,299
Net gain on sale of residential mortgage loans	1,772	(107)	1,665	—		1,665
Net gain on sale of nonmortgage loans	—	903	903	—		903
Net gain (loss) on sale of investment securities available for sale	471	236	707	—		707
Net gain (loss) on sale of other real estate owned (“OREO”)	175	—	175	—		175
Bank owned life insurance (“BOLI”) income	315	375	690	—		690
Insurance commisions	1,210	—	1,210	—		1,210
Other operating income	3,272	188	3,460	—		3,460

Total non-interest income	48,322	2,893	51,215	—		51,215
Non-interest expenses:
Salaries and wages	37,113	6,070	43,183	—		43,183
Employee benefits	7,340	1,282	8,622	—		8,622
Net gain on curtailment of nonqualified pension plan	—	—	—	—		—
Occupancy and bank premises	7,305	2,401	9,706	220	(ac)	9,926
Furniture, fixtures, and equipment	4,508	1,151	5,659	(64	)(ad)	5,595
Advertising	1,504	152	1,656	—		1,656
Amortization of mortgage servicing rights	476	—	476	—		476
Net impairment of mortgage servicing rights	56	—	56	—		56
Amortization of other intangible assets	2,659	—	2,659	679	(ae)	3,338
FDIC insurance	1,046	—	1,046	—		1,046
Due diligence and merger-related expenses	2,373	200	2,573	—		2,573
Early extinguishment of debt - costs and premiums	—	—	—	—		—
Professional fees	3,017	2,372	5,389	—		5,389
Pennsylvania bank shares tax	1,256	—	1,256	—		1,256
Other operating expenses	12,765	4,168	16,933	—		16,933

Total non-interest expenses	81,418	17,796	99,214	835		100,049
Income before income taxes	42,848	4,468	47,316	1,262		48,578
Income tax expense	15,005	1,591	16,596	442	(af)	17,038

Net income	$27,843	$2,877	$30,720	$820		$31,540

Basic earnings per common share	$2.05	$0.33				$1.81
Diluted earnings per common share	$2.01	$0.33				$1.77
Weighted-average basic shares outstanding	13,566,239	8,618,629	22,184,868	(4,740,325	)(ag)	17,444,543
Dilutive shares	294,801	174,579	469,380	(95,996	)(ah)	373,384

Adjusted weighted-average diluted shares	13,861,040	8,793,208	22,654,248	(4,836,321)		17,817,927

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma combined consolidated financial statements have been prepared using the acquisition method of accounting. The unaudited pro forma combined consolidated statements of income for the twelve months ending December 31, 2014 are presented assuming the merger occurred on January 1, 2014. The unaudited pro forma combined consolidated balance sheet as of December 31, 2014 assumes the merger occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the merger actually occurred on those dates and should not be taken as representing the future consolidated results of operations of BMBC. No consideration was given in the unaudited pro forma combined consolidated financial statements to potential cost savings, fee enhancements or merger integration costs for the combined organization.

Note 2 – Purchase Consideration

Pursuant to the Agreement and Plan of Merger, by and between CBHI and the Corporation, dated as of May 5, 2014 (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 23, 2014), shares of CBHI common stock outstanding immediately prior to the merger were converted into stock merger consideration at an exchange rate of 0.45 shares of BMBC common stock for each share of CBHI common stock. The unaudited pro forma combined consolidated balance sheet assumes that the merger occurred on December 31, 2014. Based on 8,618,629 shares of CBHI common stock outstanding as of December 31, 2014, the aggregate merger consideration comprised of BMBC common stock consists of 3,878,383 shares of BMBC common stock. BMBC also assumed 402,790 options to purchase CBHI common stock, which converted into 181,256 options to purchase BMBC common stock. The fair value of the options is $2.343 million. In addition, $1.323 million was paid to CBHI Series B warrant holders to cash-out 450,000 warrants.

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2014

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments referenced in the Pro Forma Combined Consolidated Balance Sheet to indicate the consideration paid and to adjust the CBHI assets and liabilities to their fair values as of December 31, 2014.

(a)	Calculation of Goodwill Resulting from Merger

(dollars in thousands, except per share data)

Purchase Consideration
CBHI Common Stock:
CBHI Common Stock outstanding	8,618,629
Exchange ratio	0.45
BMBC Common Stock (includes fractional shares)	3,878,383
BMBC closing price	$31.30
Purchase consideration assigned to CBHI shares exchanged for BMBC Common Stock		$121,393
CBHI Series B Warrants:
CBHI Series B warrants exchanged for cash	450,000
Cash-out rate paid for CBHI Series B warrants	$2.94
Purchase consideration for CBHI Series B warrants exchanged for cash		1,323
CBHI Options:
CBHI stock options	402,790
Exchange ratio	0.45
BMBC stock options issued	181,256
Purchase consideration assigned to CBHI options exchanged for BMBC options		2,343

Total purchase consideration		$125,059
Net Assets Acquired
CBHI shareholders’ equity	$65,272
Core deposit intangible asset	4,191
Estimated adjustments to reflect assets acquired at fair value:
Investment securities	(37)
Portfolio loans	(13,761)
Allowance for loan and lease losses	5,563
Non-mortgage servicing rights	246
Deferred tax asset	3,081
Other assets	(234)

Total fair value adjustments to assets acquired	$(3,111)
Estimated adjustments to reflect liabilities assumed at fair value:
Time deposits	$1,101
Borrowings	335
Change-in-control payment liabilities	2,315
Other liabilities	(903)

Total fair value adjustments to liabilities assumed	2,848
Total net assets acquired		$63,504

Goodwill resulting from merger		$61,555

(b)	$1.323 million cash paid to holders of 450,000 CBHI Series B warrants at a rate of $2.94 per warrant

(c)	$0.002 million cash paid to CBHI shareholders in lieu of fractional shares

(d)	Estimated purchase accounting adjustment to reclassify CBHI investment securities classified by CBHI as held-to-maturity to available-for-sale. Includes reclassification of $937 thousand unrealized loss on available-for-sale investment securities and held-to-maturity investment securities that had previously been classified as available-for-sale to amortizing fair value adjustments. Also includes $37 thousand unrealized loss on held-to-maturity investment securities.

(e)	Estimated purchase accounting adjustment on acquired loan portfolio to mark it to its fair value. Fair value mark includes an interest rate component and a credit component equivalent to estimated lifetime losses on the acquired loan portfolio.

(f)	Estimated purchase accounting adjustment to eliminate the allowance for loan and lease losses. The acquired balance of allowance for loan and lease losses represents the losses present in the acquired portfolio as of the acquisition date. As part of the purchase accounting adjustment to the loan portfolio, a credit-related component equivalent to the expected lifetime credit losses in the acquired portfolio was recorded.

(g)	Estimated purchase accounting adjustment to leasehold improvements and, to a lesser extent, furniture and fixtures in the acquired brances and offices.

(h)	Estimated purchase accounting adjustments include a $4.626 million net deferred tax asset associated with fair value adjustments of acquired assets and liabilities and a $1.467 million deferred tax liability associated with the creation of a $4.191 million core deposit intangible asset. The Corporation utilizes a 35% tax rate for all calculations of deferred tax items. In addition, a $0.078 million deferred tax asset associated with CBHI’s deferred rent liability was eliminated through purchase accounting.

(i)	Estimated purchase accounting adjustment to acquired loan servicing rights on SBA loans.

(j)	Estimated core deposit intangible asset created related to $296.3 million core deposits acquired

(k)	Estimate of unrecorded federal income tax liability

(l)	Estimated purchase accounting adjustment to time deposits. Fair value mark is related to market rates of interest present at the time of acquisition.

(m)	Estimated purchase accounting adjustment to short-term borrowings. Fair value mark is related to market rates of interest present at the time of acquisition.

(n)	Estimated purchase accounting adjustment to long-term FHLB borrowings. Fair value mark is related to market rates of interest present at the time of acquisition.

(o)	Eliminate $903 thousand deferred rent liability

(p)	$2.135 million change-in-control payment liability related to certain executives of CBHI.

(q)	Elimination of 8,618,629 shares of CBHI common stock ($0.10 par value)

(r)	Issuance of 3,878,304 shares of BMBC Common Stock ($1.00 par value)

(s)	Issuance of 3,878,304 shares of BMBC Common Stock (at $31.30 per share)

(t)	Fair value of 181,256 options to purchase BMBC Common Stock, converted from CBHI options

(u)	Elimination of $68.2 million of CBHI additional paid in capital in excess of par

(v)	Elimination of other comprehensive loss related to acquired investment securities

(w)	Elimination of retained earnings of CBHI

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2014

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments to record the accretion and amortization of these fair value adjustments for the twelve months ended December 31, 2014.

(x)	Recognition of twelve months of accretion of fair value mark applied to acquired loan portfolio. The assumed accretion period is the weighted average contractual maturity of the underlying loans.

(y)	Recognition of twelve months of accretion of net fair value discount applied to acquired investment portfolio. The assumed accretion period is the weighted average maturity of the underlying investment securities.

(z)	Recognition of twelve months of accretion of fair value adjustment applied to assumed time deposits. The assumed accretion period is the weighted average remaining maturity of the underlying time deposits.

(aa)	Recognition of twelve months of accretion of fair value adjustment applied to assumed short-term borrowings. The assumed accretion period is the weighted average remaining maturity of the underlying short-term borrowings.

(ab)	Recognition of twelve months of accretion of fair value adjustment applied to assumed FHLB advances and other long-term borrowings. The assumed accretion period is the weighted average remaining maturity of the underlying FHLB advances and other long-term borrowings.

(ac)	Recognition of twelve months of increased depreciation expense resulting from the fair value adjustment of acquired leasehold improvements. The assumed depreciation periods are the remaining terms of the underlying branch leases.

(ad)	Recognition of twelve months of reduced depreciation expense resulting from the fair value adjustment of acquired furniture, fixtures and equipment. The assumed depreciation periods are the remaining useful lives of the underlying fixed assets.

(ae)	Recognition of twelve months amortization of the core deposit intangible asset (“CDI”) recorded as a result of the assumption of $296.3 million of core deposits. The amortization method used for the CDI is a ten year, declining balance method.

(af)	The tax rate used is 35%. No adjustment has been recorded in recognition of tax-free investment interest.

(ag)	Assumes December 31, 2014 common shares outstanding for CBHI were outstanding for full year and equal the weighted average common shares outstanding for the twelve months ended December 31, 2014. The merger conversion of 8,618,629 CBHI common shares equals 3,878,304 BMBC common shares (8,618,629 times 0.45 minus 79 fractional shares paid in cash).

(ah)	Assumes December 31, 2014 options to purchase CBHI common stock were outstanding for full year and equal the weighted average options outstanding for the twelve months ended December 31, 2014. Dilutive effect of options outstanding is determined using the treasury method. The weighted average CBHI options outstanding for the twelve months ended December 31, 2014 was assumed to be 402,775 with a weighted average strike price of $7.98. When converted to BMBC options, there are 181,256 BMBC options (402,775 times 0.45 plus 7 shares for rounding).